Exhibit 5.1 October 10, 2025

enCore Energy Corp. 5950 Berkshire Lane, Suite 210 Dallas, Texas 75225

Dear Sirs and Mesdames:

Re: enCore Energy Corp. (the “Company”) Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as British Columbia counsel to the Company, a British Columbia corporation, with respect to certain legal matters in connection with the its registration statement in Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed public offer and sale by the Company, from time to time, of the following securities of the Company, for an aggregate initial offering price of up to U.S.$350,000,000: common shares (“Common Shares”); preferred shares (“Preferred Shares”); debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt (“Debt Securities”); warrants to purchase Common Shares or Debt Securities (“Warrants”); subscription receipts which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred Shares, Debt Securities, Warrants or any combination thereof (“Subscription Receipts”); share purchase contracts (“Share Purchase Contracts”) which will entitle purchasers to purchase from the Company a specified or varying number of Common Shares or Preferred Shares at a future date or dates; or units (“Units”) comprised of one or more of any of the other securities described herein (collectively, the Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts, and Units are referred to as the “Securities”). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We understand, and are assuming for the purposes hereof, that (i) Debt Securities may be issued pursuant to one or more indentures (each, an “Indenture”), to be made between the Company and one or more indenture trustees; (ii) Warrants may be issued pursuant to one or more warrant indentures or agreements (each, a “Warrant Indenture”) to be made between the Company and one or more warrant agents; (iii) Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be made between the Company and one or more unit agents; (iv) Subscription Receipts may be issued pursuant to one or more subscription receipt agreements (each a “Subscription Receipt Agreement”) between the Company and a bank or trust company to be identified therein as the subscription receipt agent; (v) the Share Purchase Contracts may be issued pursuant to one or more share purchase agreements (the “Share Purchase Agreement”) between the Company and one or more purchasers.

Suite 1200 – 750 West Pender Street, Vancouver, B.C. V6C 2T8 ● Website: www.mortonlaw.ca

Telephone: 604.681.1194 ● Facsimile: 604.681.9652

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Scope of Review

In rendering the opinions set forth below, we have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed, including the following:

(a)	the Registration Statement dated October 10, 2025 and the exhibits attached thereto;

(b)	the articles of the Company (the “Articles”), including the notice of articles (the “Notice of Articles”) currently in effect; and

(c)	certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the directors relating to the registration of the Securities and related matters.

We have relied exclusively upon the certificates, documents and records referred to above with respect to the accuracy of the factual matters contained therein and we have not performed any independent investigation or verification of such factual matters.

For purposes of this legal opinion, we have assumed that:

(a)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded;

(b)	a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby;

(c)

all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, and in accordance with applicable Canadian provincial securities laws;

(d)	at the time of the issuance of any of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation

(e)

at the time of the issuance of any of the Securities, the Articles of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof;

(f)	any definitive purchase, underwriting or similar agreement with respect to any of the Securities will have been duly authorized and validly executed and delivered by the Company;

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(g)	any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise;

(h)

at the time of any offering or sale of any Common Shares, Warrants to purchase Common Shares, Preferred Shares convertible into Common Shares; Subscription Receipts exercisable or exchangeable for, or convertible into, Common Shares; Share Purchase Contracts entitling the purchaser to purchase a specified or varying number of Common Shares or Preferred Shares; or Units comprised of, in whole or in part, of such Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts, and/or Share Purchase Contracts, and as of the date of the issuance of any Common Shares issuable upon exercise, exchange, or conversion of Warrants, Subscription Receipts, Share Purchase Contracts or Units, there will be sufficient Common Shares authorized and unissued under the Company’s then operative Notice of Articles and not otherwise reserved for issuance;

(i)

at the time of any offering or sale of any Preferred Shares, Warrants to purchase Preferred Shares, Subscription Receipts exercisable or exchangeable for, or convertible into, Preferred Shares; or Units comprised of, in whole or in part, Preferred Shares, Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts to purchase Preferred Shares, and as of the date of the issuance of any Preferred Shares issuable upon exercise, exchange, or conversion of Warrants and/or Subscription Receipts there will be sufficient Preferred Shares authorized and unissued under the Company’s then operative Notice of Articles and not otherwise reserved for issuance;

(j)

each document creating and/or governing the Securities (collectively the “Securities Agreements”) will be duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms;

(k)	each of the Securities Agreements will be valid and enforceable under the applicable laws governing it;

(l)

with respect to any Securities that have rights of exchange, exercise or conversion in to any other Securities, the conditions for exchange or conversion thereof have been satisfied in accordance with the terms of the applicable Securities Agreement;

(m)

any Securities that may be exchangeable, exercisable or convertible into other Securities, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

(n)

that the issuance, terms, execution and delivery of any of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(o)	the minute books of the Company reflect all corporate proceedings of the Company, are accurate and up-to-date, and correctly reflect the directors and officers of the Company; and

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(p)

with respect to all documents examined by us, we have assumed the genuineness of all signatures, the legal capacity of individuals signing such documents, the authenticity of all original documents submitted to us, and the conformity of all certified, conformed, electronic, telecopied, or photocopied copies to their respective authentic originals, and that such documents have not been modified in any manner since the date they were submitted to us, whether by written or oral agreement, by conduct of the parties thereto, or otherwise.

We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Our opinions herein are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. In particular, we note that the Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, in effect on the date hereof, which laws are subject to change.

Our opinions herein are restricted to and based upon the laws of the Province of British Columbia and the federal laws of Canada applicable therein (collectively, “British Columbia Law”) in force on the date hereof. We assume no obligation to revise or supplement this opinion should British Columbia Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Opinions as to enforceability are applicable only to Securities Agreements to the extent they are governed by British Columbia Law pursuant to the terms thereof, and we provide no opinion as to enforceability of such agreements where governed by any other law.

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that:

1.

With respect to Common Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, registered, and delivered, or if un-certificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Articles, either (i) against payment therefor in an amount not less than such consideration determined by the Company’s board of directors and permitted under British Columbia Law then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company; or (ii) upon exercise, exchange or conversion of any other Security in accordance with the terms of such Security, the Security Agreement or other instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Company’s board of directors and permitted under British Columbia Law then in effect), the Common Shares will be duly authorized, validly issued, fully paid and non-assessable shares in the capital of the Company.

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2.

With respect to Preferred Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Preferred Shares have been duly executed, registered, and delivered, or if un-certificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Articles, either (i) against payment therefor in an amount not less than such consideration determined by the Company’s board of directors and permitted under British Columbia Law then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company; or (ii) upon exercise, exchange or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Company’s board of directors and permitted under British Columbia Law then in effect), the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable shares in the capital of the Company.

3.

With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) any applicable Warrant Indenture in respect thereof has been duly authorized, executed and delivered by the Company and the warrant trustee in accordance with applicable law, and (c) the Warrants have been duly executed and delivered against payment therefor, or upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, in accordance with the provisions of any applicable warrant certificates and/or Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

With respect to Debt Securities offered under the Registration Statement, the Company has the corporate power to create the obligations to be evidenced by the Debt Securities, and when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (b) any form of the Debt Securities or Indenture in respect thereof has been duly authorized, executed and delivered by the Company and a trustee for the holders of the Debt Securities in accordance with applicable law, and (c) the Debt Securities have been duly executed and delivered against payment therefor in accordance with the provisions of any applicable Indenture and/or form of the Debt Securities and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Debt Securities, if any, have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

With respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) any applicable Subscription Receipt Agreement in respect thereof has been duly authorized, executed and delivered by the Company and an escrow agent in accordance with applicable law,

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and (c) the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of any applicable Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon satisfaction of certain release conditions and for no additional consideration, have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

With respect to Share Purchase Contracts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Share Purchase Contracts, the terms of the offering thereof and related matters, (b) any applicable Share Purchase Agreement in respect thereof has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (c) the Share Purchase Contracts have been duly executed and delivered against payment therefor in accordance with the provisions of any applicable Share Purchase Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable pursuant to the terms of the Share Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Share Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

With respect to Units, assuming that: (a) any Common Shares that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph 1 above; (b) any Preferred Shares that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph 2 above; (c) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above; (d) any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above; (e); any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 5 above; (f) any Share Purchase Contracts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 6 above; and (f) when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable Unit Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law; and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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Qualifications

Our opinions expressed herein are subject to the following qualifications:

(a)

the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)	no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

(c)	no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(d)	no opinion is given with respect to rights to indemnity and contribution;

(e)	the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

(i)	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(ii)	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(iii)	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

(iv)	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

(v)

the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)

a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

(h)

the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

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Consent

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

MORTON LAW LLP

/s/ Morton Law LLP